EXHIBIT 99.2

COUNTERPART SIGNATURE PAGE TO

STOCKHOLDERS AGREEMENT DATED JUNE 30, 2006

The undersigned, David L. Holmes, as Successor Trustee, hereby executes this Counterpart Signature Page to the Stockholders Agreement (the “Agreement”) dated as of June 30, 2006 among Edward J. Shoen, individually and as Trustee of the MVS 028 Trust, Mark V. Shoen, individually and as Trustee of the EJS 028 Trust, James P. Shoen, individually, JPS Partners, Ltd., Rosemarie T. Donovan, as Trustee of the various Shoen Irrevocable Trusts, each dated as of November 2, 1998, Blackwater Investments, Inc., Dunham Trust Company, as Successor Trustee under that “C” Irrevocable Trust dated December 20, 1982 (Mark V. Shoen, Grantor), Dunham Trust Company as Successor Trustee under that “C” Irrevocable Trust dated December 20, 1982 (James P. Shoen, Grantor), and Dunham Trust Company as Successor Trustee under that “C” Irrevocable Trust dated December 20, 1982 (Edward J. Shoen, Grantor).

WHEREAS, effective as of March 4, 2013, David L. Holmes has been appointed as the Successor Trustee of the three “C” Irrevocable Trusts identified above.

NOW, THEREFORE, David L. Holmes, as Successor Trustee hereby executes this Counterpart Signature Page to Stockholders’ Agreement dated June 30, 2006, to evidence that David L. Holmes, as Trustee is now a party to the Agreement as of March 4, 2013, in the capacity as Successor Trustee of the three “C” Irrevocable Trusts referenced above; and Dunham Trust Company is no longer party to said Agreement, as of such date.

This Counterpart Signature Page shall be attached to, and maintained with, the Agreement.

IN WITNESS WHEREOF, the undersigned executes this Counterpart Signature Page effective as of March 4, 2013.

By: /s/ David L. Holmes___________________

      David Holmes as Successor Trustee of that

      “C” Irrevocable Trust dated

      December 20, 1982 (Mark V. Shoen, Grantor)

By: /s/ David L. Holmes___________________

      David Holmes as Successor Trustee of that

      “C” Irrevocable Trust dated

      December 20, 1982 (Edward J. Shoen, Grantor)

By: /s/ David L. Holmes___________________

      David Holmes as Successor Trustee of that

      “C” Irrevocable Trust dated

      December 20, 1982 (James P. Shoen, Grantor)